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Exhibit 10.4

EMPLOYEE MATTERS AGREEMENT

dated as of                        , 2007

between

UNITED ONLINE, INC.

and

CLASSMATES MEDIA CORPORATION

EMPLOYEE MATTERS AGREEMENT

        This Employee Matters Agreement is dated as of                        , 2007 by and between United Online, Inc., a Delaware corporation ("UOL"), and Classmates Media Corporation, a Delaware corporation ("CMC"). UOL and CMC are sometimes referred to herein separately as a "Party" and together as the "Parties". Capitalized terms used herein shall have the meanings ascribed to them in Article I hereof.

        WHEREAS, UOL is the owner of all the issued and outstanding common stock of CMC;

        WHEREAS, the Parties currently contemplate that CMC will make an initial public offering (the "Offering") of its Class A common stock pursuant to a Registration Statement on Form S-1 under the Securities Act of 1933, as amended (the "Registration Statement"); and

        WHEREAS, UOL and CMC have agreed to provide for the allocation between them of assets, liabilities, and responsibilities with respect to certain employees and employee compensation and benefit plans, programs and matters.

        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, for themselves and their respective successors and assigns, hereby covenant and agree as follows:

ARTICLE I
DEFINITIONS

        1.1    Definitions.    (a) As used in this Agreement, the following terms shall have the following meanings, applicable both to the singular and the plural forms of the terms described:

        "Administrative Services Agreement" means the Administrative Services Agreement between the Parties of even date herewith.

        "Agreement" means this Employee Matters Agreement, together with the schedules and exhibits hereto, as the same may be amended or supplemented from time to time in accordance with the provisions hereof.

        "CMC Employee" means any individual who is either actively employed by or on a leave of absence from CMC or a CMC Entity.

        "CMC Entity" means any U.S. subsidiary of CMC.

        "COBRA" means the continuation coverage requirements for "group health plans" under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Code Section 4980B and ERISA Sections 601 through 608.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor federal income tax law, and the regulations promulgated thereunder.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time and the regulations promulgated thereunder.

        "HIPAA" means the health insurance portability and accountability requirements for "group health plans" under the Health Insurance Portability and Accountability Act of 1996, as amended from time to time.

        "Master Transaction Agreement" means the Master Transaction Agreement between the Parties of even date herewith.

        "Offering Date" means the date on which the Offering is consummated.

        "Participating Company" means (a) UOL, (b) any Person (other than an individual) that UOL has approved as a participating employer or sponsor, and which is participating in a UOL Plan, and (c) any Person (other than an individual) which, by the terms of such plan, participates in such UOL Plan.

        "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

        "UOL Disability Plan" means the UOL Group Short Term Disability Plan and the UOL Long Term Disability Plan.

        "UOL Employee" means any individual who is either actively employed by or on a leave of absence from UOL or a UOL Entity, but does not include any CMC Employee.

        "UOL Entity" means any subsidiary of UOL other than CMC or a CMC Entity.

        "UOL ESPP" means the UOL Employee Stock Purchase Plan.

        "UOL Health and Welfare Benefit Plan" means any of the employee benefit plans and programs set forth on Schedule A hereto.

        "UOL Plan" means any plan, policy, program, on-going arrangement, contract, trust, insurance policy or other agreement or funding vehicle, to the extent amended from time to time, other than a CMC Plan, for which the eligible classes of participants include employees or former employees of UOL or an UOL Entity.

        "UOL Savings Plan" means the UOL 401(k) Plan.

        "Voting Stock" means all classes of the then outstanding capital stock of CMC entitled to vote generally in the election of directors.

        (b)   Each of the following terms is defined in the Section set forth opposite such term:

TERM	SECTION
CMC	Preamble
CMC Disability Plans	4.3
CMC Equity Incentive Plan	5.2
CMC ESPP	5.2
CMC Health and Welfare Benefit Plans	4.3
CMC Plans	3.1
CMC Savings Plan	3.4
CMC Savings Plan Effective Date	3.4
CMC/UOL Savings Plan Participant	3.5
Offering	Preamble
Party	Preamble
Registration Statement	Preamble
Savings Plan Transfer Date	3.5
UOL	Preamble
UOL RSUs	7.2

        1.2    Internal References.    Unless the context indicates otherwise, references to Articles, Sections and paragraphs shall refer to the corresponding articles, sections and paragraphs in this Agreement.

ARTICLE II
GENERAL PRINCIPLES

        2.1    Assumption and Retention of Liabilities by CMC.    Except as otherwise explicitly provided herein, CMC hereby agrees to retain, assume, pay, perform, fulfill or discharge, as the case may be, all employment or service-related obligations payable to or accrued by or with respect to (A) each CMC Employee, (B) each former employee of CMC or a CMC Entity and (C) any Person or individual who is, or was, an independent contractor, temporary employee, temporary service worker, consultant, freelancer, agency employee, leased employee, on-call worker, incidental worker, or non-payroll worker or in any other similar direct contractual relationship with CMC or a CMC Entity (and, in each such case, their dependents and beneficiaries) in connection with his or her employment with or provision of services for or with respect to CMC or a CMC Entity regardless of when such employment occurred or when such service is performed.

        2.2    Assumption and Retention of Liabilities by UOL.    Except as otherwise explicitly provided herein, UOL hereby agrees to retain, assume, pay, perform, fulfill or discharge, as the case may be, all employment or service-related obligations payable to or accrued by or with respect to (A) each UOL Employee, (B) each former employee of UOL or a UOL Entity and (C) any Person or individual who is, or was, an independent contractor, temporary employee, temporary service worker, consultant, freelancer, agency employee, leased employee, on-call worker, incidental worker, or non-payroll worker or in any other similar direct contractual relationship with UOL or a UOL Entity (and, in each such case, their dependents and beneficiaries) in connection with his or her employment with or provision of services for or with respect to UOL or a UOL Entity regardless of when such employment occurred or when such service is performed.

        2.3    Terms of Participation by CMC Employees in CMC Plans.    To the extent applicable, UOL and CMC shall adopt, or cause to be adopted, all reasonable and necessary plan amendments and procedures to the CMC Plans and UOL Plans to prevent the IPO or any transfer of employment or service related to the IPO from being treated as or otherwise deemed to be a termination of employment or cessation of service for any purpose under such plans.

ARTICLE III
ESTABLISHMENT AND MAINTENANCE OF BENEFIT PLANS

        3.1    New Benefit Plans.    CMC shall establish, adopt or enter into such plans, policies, programs, arrangements, contracts, trust agreements, insurance policies or other agreements or funding vehicles as may be necessary or appropriate to provide compensation, bonus, incentive, vacation, workers' compensation, severance, pension, retirement and welfare benefits to or for the benefit of active and former CMC Employees ("CMC Plans") in accordance with Section 4 herein.

        3.2    Participation in Plans.    Prior to the establishment or adoption of an applicable CMC Plan, UOL shall take such action as may be necessary or appropriate to cause CMC and each CMC Entity to become a participating employer with respect to each such UOL Plan and to permit each CMC Employee to continue to be eligible to participate in the UOL Plans subject to the terms of such UOL Plans. Except as otherwise required by applicable law or as otherwise agreed to by CMC and UOL, effective as of the date CMC establishes or adopts a CMC Plan that is intended to replace a UOL Plan, CMC and each CMC Entity shall cease to be a participating employer with respect to such UOL Plan and each CMC Employee shall cease to be eligible to participate in such plan and shall become eligible to participate in such replacement CMC Plan.

        3.3    Assistance With Respect to the Establishment and Administration of CMC Plans.    UOL shall assist CMC in the initial design, negotiation and administration of the CMC Plans and shall provide advice and personnel support with respect to the administration of CMC Plans. UOL and CMC agree to cooperate fully with each other in the administration and coordination of regulatory and administrative requirements associated with the UOL Plans and the CMC Plans, including but not limited to under this Agreement, ERISA, the Code, COBRA, HIPAA and other laws which may be applicable to the matters addressed herein. Such coordination, upon request, shall include but is not limited to: (a) sharing payroll data for determination of highly compensated employees; (b) sharing claims data for purposes of plan design, claims appeal determinations and premium calculations; (c) providing census information (including accrued benefits) for purposes of running discrimination tests; (d) providing actuarial reports for purposes of determining the funded status of any plan; (e) reviewing and coordinating of insurance and other independent third party contracts; and (f) providing for review of all summary plan descriptions and other plan communications, requests for determination letters, insurance contracts, Forms 5500, financial statement disclosures and plan documents. In addition, UOL will provide personnel recruiting services and related assistance to CMC or any CMC Entity as and to the extent requested by CMC.

        3.4    CMC Savings Plan and Trust.    On January 1, 2008 or as soon as reasonably practicable thereafter (the date of adoption, the "CMC Savings Plan Effective Date"), CMC shall adopt a defined contribution savings plan that is substantially identical to the UOL Savings Plan (the "CMC Savings Plan") and enter into a related trust agreement. Prior to the CMC Savings Plan Effective Date, CMC Employees shall continue to be eligible to participate in the UOL Savings Plan subject to the terms of the UOL Savings Plan. Except as otherwise required by applicable law or as otherwise agreed to by CMC and UOL, effective as of the CMC Savings Plan Effective Date, each CMC Employee shall cease to be eligible to participate in the UOL Savings Plan and shall become eligible to participate in the CMC Savings Plan subject to the terms of such plan.

        3.5    Assumption of Liabilities and Transfer of Assets.    On January 1, 2008 or as soon as reasonably practicable thereafter (the "Savings Plan Transfer Date"), each of UOL and CMC shall use its commercially reasonable efforts to cause the accounts of each CMC Employee who has an account balance under the UOL Savings Plan (each a "CMC/UOL Savings Plan Participant") to be transferred to the CMC Savings Plan in accordance with the following procedure:

          (a)   UOL shall cause the trustee of the UOL Savings Plan to transfer the assets and liabilities of the accounts (including any outstanding loan balances) of each eligible CMC/UOL Savings Plan Participant to the CMC Savings Plan and its related trust in kind based on the investment election of each applicable CMC/UOL Savings Plan Participant in accordance with Sections 401(a)(12), 411(d)(6) and 414(l) of the Code and CMC shall cause such transferred accounts to be accepted by the trustee of the CMC Savings Plan and its related trust;

          (b)   Effective as of the Savings Plan Transfer Date, CMC shall cause the CMC Savings Plan to assume and be responsible for all the liabilities of the UOL Savings Plan related to the CMC/UOL Savings Plan Participants, including but not limited to all benefits required to be protected under the Code and applicable law with respect to the transferred accounts;

          (c)   For purposes of determining whether a CMC Employee is vested in his or her account under the CMC Savings Plan, the CMC Savings Plan shall credit each CMC Employee with all the individual's service credited under the UOL Savings Plan; provided, however, that in no event shall CMC be required to provide any service or credits to any individual to the extent that the provision of such service or credits would result in any duplication of benefits;

          (d)   Immediately prior to the Savings Plan Transfer Date, UOL shall contribute to the UOL Savings Plan all contributions, if any, payable to the UOL Savings Plan with respect to CMC/UOL Savings Plan Participants regardless of when such contributions were otherwise due to be contributed to the UOL Savings Plan;

          (e)   CMC shall reimburse UOL for any contributions made by UOL with respect to CMC/UOL Savings Plan Participants for all periods beginning on or after January 1, 2008; and

          (f)    Notwithstanding anything contained herein to the contrary, the Savings Plan Transfer Date shall not occur prior to the 31st day following the filing of any required Forms 5310-A in connection therewith.

ARTICLE IV
HEALTH AND WELFARE AND DISABILITY PLANS

        4.1    Reimbursement for Costs and Expenses; Payment with Respect to Continued Participation in UOL Plans.    Except as otherwise provided herein or agreed to by UOL and CMC, CMC shall reimburse UOL for UOL's costs (including any contributions, premium costs, benefit payments and third party expenses) incurred with respect to the participation by CMC Employees in the UOL Health and Welfare Benefit Plans and the UOL Disability Plans; provided however, to the extent such costs can be charged directly to CMC by the service providers, UOL shall instruct the service providers to charge such costs directly to CMC.

        4.2    Establishment of CMC Health and Welfare Benefit Plans and CMC Disability Plans.    Unless otherwise agreed to by UOL and CMC, effective no later than the latest date as of which UOL ceases to own (i) at least a majority of the shares of Voting Stock and (ii) at least 80.1% of the total voting power of the Voting Stock, CMC shall establish or adopt CMC Plans which will replace the UOL Health and Welfare Benefit Plans and UOL Disability Plans (the "CMC Health and Welfare Benefit Plans" and "CMC Disability Plans", respectively).

        4.3    Responsibility for Claims.    UOL shall cause the UOL Health and Welfare Benefit Plans and UOL Disability Plans to be responsible for benefits related to all claims incurred by CMC Employees under such UOL Plans prior to the date that a CMC Health and Welfare Benefit Plan or CMC Disability Plan that is intended to replace such UOL plan becomes effective, and CMC shall cause such replacement CMC plan to be responsible for benefits related to all claims incurred by CMC Employees on and after the date such replacement CMC plan becomes effective.

        4.4    Transfer of Assets; Assumption of Liabilities; Past Service Credit.    Effective as of the date CMC establishes a CMC Health and Welfare Benefit Plan or CMC Disability Plan that is intended to replace a UOL Health and Welfare Benefit Plan or UOL Disability Plan:

          (a)   UOL shall transfer to CMC an amount in cash equal to the fair market value of any and all employee contributions and similar amounts held for the benefit of any CMC Employee in connection with the applicable UOL Health and Welfare Benefit Plans or UOL Disability Plans (except to the extent that such amounts relate to claims incurred prior to the effective date of the replacement CMC plan); and

          (b)   All CMC Employees shall receive credit under the replacement CMC Health and Welfare Benefit Plan and CMC Disability Plan for (i) any amounts transferred or credited pursuant to the preceding provision, (ii) any copayments, and (iii) any service with UOL or any UOL Entity, to the extent credited under the corresponding UOL plan except to the extent necessary to avoid any duplication of benefits.

        4.5    COBRA.    Effective as of the date CMC establishes a CMC Health or Welfare Plan that is intended to replace one or more UOL Health and Welfare Benefit Plan, CMC shall provide or reimburse UOL for its costs relating to continuation health care coverage to all CMC Employees and their qualified beneficiaries who incur or incurred a qualifying event in accordance with COBRA under the comparable UOL Health and Welfare Benefit Plan with respect to claims incurred on or after the date such plans become effective.

ARTICLE V
INCENTIVE AND EQUITY COMPENSATION MATTERS

        5.1    Approval of Plan.    Prior to the Offering Date (x) CMC has approved (i) the CMC Equity Incentive Compensation Plan (the "CMC Equity Incentive Plan") and (ii) the CMC Employee Stock

Purchase Plan (the "CMC ESPP") and (y) UOL has approved each such plan as CMC's sole shareholder.

        5.2    UOL Employee Stock Purchase Plan.    UOL shall take such action as is necessary or appropriate to amend the UOL ESPP to provide that, effective no later than the first day of the second purchase period commencing immediately following the Offering Date, CMC Employees shall no longer be eligible to participate in the UOL ESPP.

ARTICLE VI
OTHER CMC BENEFIT PLANS, POLICIES, PROGRAMS AND ARRANGEMENTS

        6.1    Bonus Payments.    UOL shall be responsible for the payment of the bonus payable to Frederic A. Randall Jr. under the UOL 2007 Management Bonus Plan with respect to the fiscal year ending December 31, 2007. Except as provided in the preceding sentence or as otherwise provided herein, UOL shall have no responsibility for the payment of, and shall have no obligation to reimburse CMC for, bonuses payable to CMC Employees, with respect to the fiscal year ending December 31, 2007 or thereafter.

ARTICLE VII
GENERAL AND ADMINISTRATIVE

        7.1    Payment of Liabilities and for Services.    Except as otherwise provided herein or in the Administrative Services Agreement between the Parties, CMC hereby agrees to reimburse UOL for all costs and expenses (both direct and indirect) related to or otherwise incurred by UOL in connection with:

          (a)   The payment of any liabilities or the provision of benefits to or for the benefit of any CMC Employee at any time; and

          (b)   The development and administration of the CMC Plans.

        7.2    Terms of Payment.    All such foregoing amounts shall be calculated, billed and paid in accordance with any arrangements in place between UOL and CMC or any CMC Entity immediately prior to the date hereof or otherwise in a manner consistent with this Agreement, the Administrative Services Agreement and the practices and procedures established and uniformly applied to arrangements between UOL and other UOL Entities and in accordance with the following terms:

          (a)   Any and all direct costs and expenses shall be determined by UOL in good faith.

          (b)   Except as otherwise provided herein, in the case of UOL Restricted Stock Units ("UOL RSU's") held by CMC Employees, as soon as practicable following the last day of each fiscal quarter CMC shall reimburse UOL in cash with respect to:

              (i)  any cash distributions paid on such UOL RSU's (e.g., distributions related to dividends paid on UOL stock) after February 29, 2008, in an amount equal to the cash so distributed, net of tax withholdings; and

             (ii)  any taxes withheld in cash or in kind on such UOL RSU's, that vest after February 15, 2008, by UOL to satisfy any federal, state, local, employment or other tax withholding obligation with respect to UOL in an amount equal to the cash so withheld and the fair market value of the property so withheld.

          (c)   Except as otherwise provided herein, in the case of UOL RSU's held by CMC Employees, as soon as practicable following the last day of each fiscal quarter UOL shall reimburse CMC in cash with respect to:

              (i)  any taxes withheld in cash or in kind with respect to any cash distributions paid on such UOL RSU's (e.g., distributions related to dividends paid on UOL stock) on or before February 29, 2008, in an amount equal to the cash so withheld and the fair market value of the property so withheld; and

             (ii)  any taxes withheld in cash or in kind on such UOL RSU's, that vest on or before February 15, 2008, by CMC to satisfy any federal, state, local, employment or other tax withholding obligation in an amount equal to the cash so withheld and the fair market value of the property so withheld.

          (d)   CMC shall have no obligation to reimburse UOL, with respect to the amount of the stock-based compensation-related expenses incurred by UOL, with respect to UOL equity awards held by CMC Employees.

        7.3    Allocation of Costs.    Any and all indirect costs and expenses (including overhead, travel, etc.) under this Agreement shall be determined by UOL in good faith and allocated between UOL and CMC on the basis of the ratio between (1) the highest number of CMC Employees in existence during a particular billing period and (2) the highest number of combined UOL Employees and CMC Employees in existence for such billing period.

        7.4    Reimbursement with Respect to Mark R. Goldston.    Notwithstanding anything contained herein to the contrary: (i) the cost of any base salary, bonuses and stock-based or equity awards payable to Mark R. Goldston under the employment agreement between Mr. Goldston and UOL or otherwise payable by UOL will be charged directly to UOL; (ii) the cost of any dividends or taxes payable in connection with any UOL RSU's held by Mr. Goldston will be charged directly to UOL; (iii) the cost of any base salary, any bonuses and any stock-based or equity awards payable to Mr. Goldston under the employment agreement between Mr. Goldston and CMC or otherwise payable by CMC will be charged directly to CMC; (iv) the cost of any other employee benefits, including health and welfare benefits, provided to Mr. Goldston by UOL will be allocated to UOL and those provided to him by CMC will be allocated to CMC; and (v) the compensation payable to Mr. Goldston's assistant will be charged fifty percent (50%) to UOL and fifty percent (50%) to CMC.

        7.5    Sharing of Information.    UOL and CMC shall share, UOL shall cause each applicable UOL Entity to share, and CMC shall cause each applicable CMC Entity to share, with each other and their respective agents and vendors (and without obtaining releases unless otherwise required by applicable law) all participant information necessary for the efficient and accurate administration of each of the UOL Plans and the CMC Plans. UOL and CMC and their respective authorized agents shall, subject to applicable laws on confidentiality, be given reasonable and timely access to, and may make copies of, all information relating to the subjects of this Agreement in the custody of the other Party, to the extent necessary for such administration. All participant information shall be provided in the manner and medium applicable to Participating Companies in the UOL Plans generally, and thereafter until the time at which the Parties subsequently determine, all participant information shall be provided in a manner and medium that are compatible with the data processing systems of UOL as in effect as on the date hereof, unless otherwise agreed to by UOL and CMC.

        UOL and CMC agree to cooperate with each other in the sharing of data or reports as needed by the other Party relating to: (a) benefits paid to or on behalf of CMC Employees under the UOL Plans, including but not limited to financial statements, claims history, and census information; and (b) other information relating to the services provided by UOL as described in this Agreement that is required to satisfy any reporting or disclosure requirement of ERISA or the Code. UOL shall provide such information within a reasonable period of time after it is requested by CMC.

        7.6    Confidentiality.    Each of UOL and CMC agrees to, and will cause the UOL Entities and the CMC Entities, respectively, to, maintain and safeguard all Confidential Information (as such term is defined in the Master Transaction Agreement) pursuant to Section 3.5 of the Master Transaction Agreement, and each Party hereto agrees that Section 3.5 of the Master Transaction Agreement is hereby incorporated by reference into and made a part hereof mutatis mutandis.

        7.7    Non-Termination of Employment; No Third Party Beneficiaries.    No provision of this Agreement or the Master Transaction Agreement shall be construed to (i) create any right, or accelerate entitlement, to any compensation or benefit whatsoever on the part of any future, present, or former employee of UOL, a UOL Entity, CMC, or a CMC Entity under any UOL Plan or CMC Plan or otherwise or (ii) be for the benefit of or otherwise enforceable by any employee, creditor or any other third party. Without limiting the generality of the foregoing: (i) except as expressly provided in this Agreement, neither the occurrence of the consummation of the Offering nor any termination of the Participating Company status of CMC or a CMC Entity shall cause any employee to be deemed to have incurred a termination of employment that would entitle such individual to the commencement of benefits under any of the UOL Plans or CMC Plans; (ii) except as expressly provided in this Agreement, nothing in this Agreement shall preclude CMC or any CMC Entity from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any CMC Plan, any benefit under any Plan or any trust, insurance policy or funding vehicle related to any CMC Plan; and (iii) except as expressly provided in this Agreement, nothing in this Agreement shall preclude UOL or any UOL Entity from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any UOL Plan, any benefit under any plan or any trust, insurance policy or funding vehicle related to any UOL Plan.

        7.8    Fiduciary Matters.    UOL and CMC each acknowledge that actions required to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable law, and no Party shall be deemed to be in violation of this Agreement if it fails to comply with any provisions hereof based upon its good faith determination that to do so would violate such a fiduciary duty or standard. Each Party shall be responsible for taking such actions as it deems necessary or appropriate to comply with its own fiduciary responsibilities and shall fully release the other Party for any liabilities imposed on such Party pursuant to the provisions of this Agreement by the failure to satisfy any such responsibility.

        7.9    Consent of Third Parties.    If any provision of this Agreement is dependent on the consent of any third party (such as a vendor) and such consent is withheld, UOL and CMC shall use commercially reasonable efforts to implement the applicable provisions of this Agreement to the full extent practicable. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, UOL and CMC shall negotiate in good faith to implement the provision in a mutually satisfactory manner. The phrase "commercially reasonable efforts" as used herein shall not be construed to require the incurrence of any non-routine or unreasonable expense or liability or the waiver of any right.

ARTICLE VIII
MISCELLANEOUS

        8.1    Limitation of Liability.    EXCEPT FOR CLAIMS RELATED TO A BREACH OF CONFIDENTIALITY PURSUANT TO SECTION 7.6, IN NO EVENT SHALL ANY MEMBER OF THE UOL GROUP OR CMC GROUP BE LIABLE FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY

OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

        8.2    Entire Agreement.    This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and shall supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

        8.3    Governing Law and Jurisdiction.    This Agreement shall be construed in accordance with and shall be governed by the laws of the State of California (without giving effect to the conflicts of laws provisions thereof).

        8.4    Amendment and Modification.    This Agreement may be amended, modified or supplemented only by a written agreement signed by all of the Parties hereto.

        8.5    Term; Termination.    Except as otherwise provided in this Agreement or as otherwise agreed in writing by the Parties, this Agreement shall have an initial term from the Offering Date through October 31, 2008 and will be renewed automatically thereafter for successive one-year terms; provided that either Party may elect not to renew this Agreement by notice in writing to the other Party not less than ninety (90) days prior to the end of any term. Notwithstanding any termination of this Agreement, the provisions of Sections 7.2, 7.5, 7.6, 7.7, 7.8 and 7.9 and Article VIII shall survive any such termination indefinitely.

        8.6    Notices.    Any notice, instruction, direction or demand under the terms of this Agreement required to be in writing shall be duly given upon delivery, if delivered by hand, facsimile transmission or mail (with postage prepaid), to the following addresses:

    if to UOL:

      United Online, Inc.
      21301 Burbank Boulevard
      Woodland Hills, California 91367
      Attention: General Counsel
      Fax: (818) 287-3010

    with a copy to:

      United Online, Inc.
      21301 Burbank Boulevard
      Woodland Hills, California 91367
      Attention: Chief Financial Officer
      Fax: (818) 287-3049

    if to CMC:

      Classmates Media Corporation
      21301 Burbank Boulevard
      Woodland Hills, California 91367
      Attention: General Counsel
      Fax: (818) 287-3010

    with a copy to:

      Classmates Media Corporation
      21301 Burbank Boulevard
      Woodland Hills, California 91367
      Attention: Chief Financial Officer
      Fax: (818) 287-3035

or to such other addresses or fax numbers as may be specified by like notice to the other Party. Any notice involving non-performance, termination or renewal shall be sent by hand delivery, recognized overnight courier or, within the United States, via certified mail, return receipt requested. All other notices may also be sent by facsimile, confirmed by first class mail. All notices shall be deemed to have been given when received, if hand delivered; when transmitted, if transmitted by facsimile or similar electronic transmission method with confirmation of successful transmission; one working day after it is sent, if sent by recognized overnight courier; and three (3) days after it is postmarked, if mailed first class mail or certified mail, return receipt requested, with postage prepaid.

        8.7    Counterparts.    This Agreement may be executed in separate counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same agreement.

        8.8    Binding Effect; Assignment.    This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement may be enforced separately by each member of the UOL Group and each member of the CMC Group. Except as otherwise expressly provided in this Agreement, neither party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other party, and any such assignment shall be void; provided that either party may assign this Agreement to a successor entity in conjunction with such party's reincorporation in another jurisdiction or into another business form.

        8.9    Severability.    If any terms or other provision of this Agreement or the schedules or exhibits hereto shall be determined by a court, administrative agency or arbitrator to be invalid, illegal or unenforceable, such invalidity or unenforceability shall not render the entire Agreement invalid. Rather, this Agreement shall be construed as if not containing the particular invalid, illegal or unenforceable provision, and all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Party. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent permitted under applicable law.

        8.10    Failure or Indulgence Not Waiver; Remedies Cumulative.    No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

        8.11    Authority.    Each of the Parties represent to the other Party that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement and (d) this Agreement is its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

        8.12    Interpretation.    The headings contained in this Agreement and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated.

        8.13    Dispute Resolution.    Each Party hereto agrees that Section 3.12 of the Master Transaction Agreement is hereby incorporated by reference into and made a part hereof mutatis mutandis.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their duly authorized representatives.

UNITED ONLINE, INC.

By:	Name: Title:

CLASSMATES MEDIA CORPORATION

By:	Name: Title:

SCHEDULE A

UOL HEALTH AND WELFARE BENEFIT PLANS

Medical
Aetna Select EPO and Prescription Drug
Aetna Choice POS II and Prescription Drug

Dental
Aetna DMO
Aetna PPO

Vision
VSP Group Vision Care Plan

Disability, Life and AD&D
Hartford Group Short Term Disability and Long Term Disability
Basic Term Life, Supplemental Dependent Life, Supplemental Term Life
Basic Accidental Death and Dismemberment Plan

Medical Expense Reimbursement Insurance
Exec-U-Care1

Flexible Benefit Plan
United Online, Inc. Cafeteria Plan

Employee Assistance Plan

1
This plan applies to vice presidents and above, except at MyPoints where the plan only applies to Layton Han and John Fullmer.

QuickLinks

  Exhibit 10.4
EMPLOYEE MATTERS AGREEMENT dated as of , 2007 between UNITED ONLINE, INC. and CLASSMATES MEDIA CORPORATION
EMPLOYEE MATTERS AGREEMENT
ARTICLE I DEFINITIONS
ARTICLE II GENERAL PRINCIPLES
ARTICLE III ESTABLISHMENT AND MAINTENANCE OF BENEFIT PLANS
ARTICLE IV HEALTH AND WELFARE AND DISABILITY PLANS
ARTICLE V INCENTIVE AND EQUITY COMPENSATION MATTERS
ARTICLE VI OTHER CMC BENEFIT PLANS, POLICIES, PROGRAMS AND ARRANGEMENTS
ARTICLE VII GENERAL AND ADMINISTRATIVE
ARTICLE VIII MISCELLANEOUS
  SCHEDULE A
UOL HEALTH AND WELFARE BENEFIT PLANS